Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Three Months and Nine Months Ended September 30, 2023

Viactiv® Generated Net Revenues of Approximately $3.3 Million for the Three Months Ended September 30, 2023, an increase of 27% over the Three Months Ended September 30, 2022

HOUSTON, TEXAS – November 13, 2023 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the three months and nine months ended September 30, 2023. The Company also provided a corporate update to stockholders.

Financial highlights for the three months ended September 30, 2023 include the following:

●	Total revenue was $3,337,190 for the three months ended September 30, 2023, as compared to $2,663,550 for the three months ended September 30, 2022, an increase of $673,640 or 25.3%. The increase in total revenue was driven primarily by sales growth of the Viactiv® product line, which accounted for approximately 97.5% and 96.2% of the Company’s total revenue for the three months ended September 30, 2023 and 2022, respectively. Drivers of the sales increase included resolution of the short-term impact of a third-party warehouse expansion which had resulted in carry over of retail shipments from June into July 2023, in combination with strong shipments to Amazon, plus additional distribution of the Company’s Omega Boost® product.

●	Gross profit was $1,460,252 for the three months ended September 30, 2023, as compared to $1,088,184 for the three months ended September 30, 2022, an increase of $372,068 or 34.2%. The increase in gross profit was primarily attributable to the increase in sales from the Viactiv® product line.

●	Gross margin for the three months ended September 30, 2023 was 43.8%, as compared to 40.9% for the three months ended September 30, 2022, an increase of 2.9 percentage points, which was driven by cost of goods favorability, such as lower transportation costs, and higher sales in 2023.

●	Total operating expenses for the three months ended September 30, 2023 were $2,233,166, as compared to $2,827,578 for the three months ended September 30, 2022, a decrease of $594,412 or 21.0%. The variance was attributable to a combination of factors, including the amortization of intangible assets in 2022 that was no longer occurring in 2023, reduced payroll expense, lower executive stock compensation expense and lower consultant fees.

1

●	Loss from operations for the three months ended September 30, 2023 decreased to $(772,914), as compared to $(1,739,394) for the three months ended September 30, 2022, a reduction of $966,480 or 55.6%.

●	As a result of the aforementioned factors, including the non-cash gain from the change in fair value of the warrant derivative liability of $1,050,800 and $873,200 for the three months ended September 30, 2023 and 2022, respectively, net income was $372,633 for the three months ended September 30, 2023, as compared to a net loss of $822,912 for the three months ended September 30, 2022.

●	Basic and diluted net income for the three months ended September 30, 2023 was $0.29 per share, as compared to basic and diluted net loss of $(0.67) per share for the three months ended September 30, 2022, based on 1,273,486 weighted average common shares outstanding in 2023 and 1,232,016 weighted average common shares outstanding in 2022.

●	Cash used in operations for the three months ended September 30, 2023 was $766,581, as compared to $1,282,141 for the three months ended September 30, 2022.

Financial highlights for the nine months ended September 30, 2023 include the following:

●	Total revenue was $9,312,695 for the nine months ended September 30, 2023, as compared to $8,323,382 for the nine months ended September 30, 2022, an increase of $989,313 or 11.9%. The increase in total revenue was driven by increased sales of the Viactiv® product line, which accounted for approximately 97.2% and 96.2% of the Company’s total revenue for the nine months ended September 30, 2023 and 2022, respectively. Drivers of the sales increase included resolution of the short-term impact of a third-party warehouse expansion which resulted in carry over of retail shipments from June into July 2023, in combination with strong shipments to Amazon, plus additional distribution of the Company’s Omega Boost® product line.

●	Gross profit was $4,044,821 for the nine months ended September 30, 2023, as compared to $3,584,185 for the nine months ended September 30, 2022, an increase of $460,636 or 12.9%. The increase in gross profit was primarily attributable to the increase in sales from the Viactiv® product line.

●	Gross margin for the nine months ended September 30, 2023 was 43.4%, as compared to 43.1% for the nine months ended September 30, 2022, an increase of 0.3 percentage points, which was driven by cost of goods favorability, such as the realization of lower supply chain transportation costs that began May 2023, and higher sales.

●	Total operating expenses for the nine months ended September 30, 2023 were $7,294,388, as compared to $9,655,205 for the nine months ended September 30, 2022, a decrease of $2,360,817 or 24.5%. The variance was attributable to a combination of factors, including including the amortization of intangible assets in 2022, reduced payroll expense, insurance, and professional fees and consulting fees.

2

●	Loss from operations for the nine months ended September 30, 2023 decreased to $(3,249,567), as compared to $(6,071,020) for the nine months ended September 30, 2022, a reduction of $2,821,453 or 46.5%.

●	As a result of the aforementioned factors, including the non-cash gain from the change in fair value of the warrant derivative liability of $2,693,600 and $3,548,300 for the nine months ended September 30, 2023 and 2022, respectively, net loss was $266,687 for the nine months ended September 30, 2023, as compared to a net loss of $2,468,262 for the nine months ended September 30, 2022.

●	Basic and diluted net loss for the nine months ended September 30, 2023 was $(0.21) per share, as compared to basic and diluted net loss of $(2.27) per share for the nine months ended September 30, 2022, based on 1,273,249 weighted average common shares outstanding in 2023 and 1,083,924 weighted average common shares outstanding in 2022.

●	Cash used in operations for the nine months ended September 30, 2023 was $3,052,293, as compared to $6,082,906 for the nine months ended September 30, 2022. The decrease of $3,030,613 in cash used by operating activities was primarily due to a reduction in general and administrative expenses.

●	As of September 30, 2023, the Company had unrestricted cash and cash equivalents of $7,657,309 and net working capital of $11,407,975.

Additional significant events that occurred during the three months and nine months ended September 30, 2023, included the following:

●	Alantra LLC was retained as the Company’s exclusive financial advisor to implement a strategic review to solicit and evaluate alternatives to maximize stockholder value in the near-term, which review is on-going.

●	Jan Hall was appointed President and CEO, effective June 19, 2023, replacing Bret Scholtes.

●	Katie Cox was appointed as Chief Accounting Officer, effective July 25, 2023, replacing Jeffrey Benjamin.

Jan Hall, Guardion’s President and Chief Executive Officer, commented, “We are pleased with the progress made during the quarter which was driven by strong topline growth combined with improved operating margins and a reduced cash burn.”

“We are continuing our efforts to build a clinical nutrition platform and the Viactiv® brand. We are also continuing our strategic review process with Alantra, LLC (“Alantra”), our exclusive financial advisor, to evaluate opportunities to maximize stockholder value in the near-term.

3

“In the meantime, we believe our market position, consumer loyalty and the extendability of the Viactiv® brand, combined with our current operating business strategy, provide us with a viable platform from which to leverage our resources to continue our efforts to grow operations, improve financial performance and maximize stockholder value,” concluded Ms. Hall.”

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the three months and nine months ended September 30, 2023 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to fund its business plan, the impact of the Company’s exploration of strategic alternatives, any replacement and integration of new management team members, the implementation of new financial, management, accounting and business software systems, the identification and integration of possible acquisition targets and suitors, the impact of the COVID-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208

4